Exhibit 10.61

THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of May 10, 2013, by and between SILICON VALLEY BANK (“Bank”) and CARDIOVASCULAR SYSTEMS, INC., a Delaware corporation (“Borrower”), whose address is 651 Campus Drive, Saint Paul, Minnesota 55112.
RECITALS
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 29, 2010 (as the same may be amended, modified, supplemented or restated in writing from time to time, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that the Loan Agreement be amended and supplemented as more fully set forth herein.
D.    Bank has agreed to so amend and supplement the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations, warranties and agreements set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Modifications Regarding Loan Documents. The Loan Agreement is amended and supplemented as set forth below, effective on the date hereof (except as may be otherwise specifically provided below):

SVBwp/Cardiovascular Systems/2013-05 3d Amend/Amendment/3d Amend-2

2.1    Mandatory Prepayment of Term Loan. Section 2.1.5(c) of the Loan Agreement is amended and restated to read as follows:
“(c)    Notwithstanding anything contained herein to the contrary, if, as of the last day of any month, Borrower’s Liquidity Ratio shall be less than 1.50 to 1.00, then Borrower shall pay the entire unpaid principal balance of the Term Loan, plus all accrued and unpaid interest, plus the Final Payment, plus all other sums, if any, that shall have become due and payable hereunder with respect to the Term Loan (other than the Make-Whole Premium), which payment will be effectuated by Bank charging the amount due as an Advance under the Revolving Line.”
2.2    Financial Covenants. Section 6.9 of the Loan Agreement is hereby amended to read as follows, effective as of April 30, 2013:
“6.9    Financial Covenants. Borrower shall comply with the following covenants (on a consolidated basis):
“(a)    Liquidity Ratio. Borrower shall maintain at all times a Liquidity Ratio of greater than 1.25 to 1.00.
“(b)    Fixed Charge Coverage Ratio. From and after the date Borrower has maintained a Fixed Charge Coverage Ratio in excess of 1.50 to 1.00 for two consecutive fiscal quarters, Borrower shall maintain a Fixed Charge Coverage Ratio in excess of 1.25 to 1.00 at all times.”
2.3    Compliance Certificate. Exhibit B to the Loan Agreement is hereby amended by replacing it with Exhibit B hereto.
2.4    Post-Closing Items. Within fifteen (15) Business Days after the date hereof, Borrower shall (a) complete, execute and deliver to Bank a Perfection Certificate on Bank’s standard form, and (b) cause Partners for Growth III, L.P., a Delaware limited partnership (“PFG”), to execute and deliver to Bank a written reaffirmation of the existing Subordination Agreement between Bank and PFG, in form and substance acceptable to Bank in its sole discretion.
3.    Limitation of Amendments.
3.1    The consents and amendments set forth in this Amendment are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents, warrants and agrees as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent modified by the matters set forth on Exhibit A hereto, and except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

5.    Fees and Expenses. In consideration for Bank entering into this Amendment, Borrower shall concurrently pay Bank a fee in the amount of $8,000, which shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents. Without limitation on the terms of the Loan Documents, Borrower agrees to reimburse Bank for all its costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Forbearance. Bank is authorized to charge said fees, costs and expenses to Borrower’s loan account or any of Borrower’s deposit accounts maintained with Bank.
6.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

SILICON VALLEY BANK By: /s/ Kimberly Stover Name: Kimberly Stover Title: Vice President	CARDIOVASCULAR SYSTEMS, INC. By: /s/ Laurence L. Betterley Name: Laurence L. Betterley Title: Chief Financial Officer

EXHIBIT A

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

1.UBS Auction Rate Securities. At June 30, 2009, the Company had trading investments with a fair value of $20.0 million that consisted solely of AAA rated auction rate securities issued primarily by state agencies and backed by student loans substantially guaranteed by the Federal Family Education Loan Program, or FFELP. At June 30, 2009, the par value of the auction rate securities totaled $23.0 million. These securities were not liquid, as the Company had an inability to sell the securities due to continued failed auctions. The Company had previously obtained a margin loan from UBS Bank USA, which was secured by the $23.0 million par value of the auction rate securities. The outstanding balance on this loan at June 30, 2009 was $22.9 million. On June 30, 2010, all the auction rate securities had been redeemed by the issuers at par value or repurchased by UBS at par value pursuant to an agreement reached with UBS in 2008. Proceeds from the redemptions and repurchase were used to pay off the margin loan in full at June 30, 2010.

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:    SILICON VALLEY BANK                        Date:
FROM:     CARDIOVASCULAR SYSTEMS, INC.

The undersigned authorized officer of Cardiovascular Systems, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _____________________, 20__ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Transaction Reports (Section 6.2(a)(i))	Non-Streamline=Weekly; Streamline= monthly within 30 days	Yes No
Monthly payable & receivable agings, check registers, general ledger, reconciliations & Deferred Revenue report (Section 6.2(a)(ii))	Monthly within 30 days	Yes No
Monthly financial statements (Section 6.2(a)(iii))	Monthly within 30 days	Yes No
Compliance Certificate (Section 6.2(a)(iv))	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) (Section 6.2(a)(vii))	Within 90 days after FYE	Yes No
Annual budgets and projections (Section 6.2(a)(vi))	Within 30 days after FYE	Yes No
10‑Q, 10‑K and 8-K, if applicable (Section 6.2(b))	Within 5 days after filing with SEC	Yes No

The following is a description of (i) any intellectual property that was registered (or a registration application submitted) and (i) any material change in or material adverse effect on the intellectual property, after the Effective Date (if none, state “None”):
____________________________________________________________________________

Financial Covenants	Required	Actual	Complies
Maintain on a monthly basis:
Liquidity Ratio (Section 6.9(a))	Greater than 1.25 to 1.00	_____: 1.00	Yes No
Fixed Charge Coverage Ratio (Section 6.9(b))	Greater than 1.25 to 1.00	_____: 1.00	Yes No

“Streamline Requirements” (Sections 2.1.1(b) and 13.1)	Required	Actual	Complies
No Default or Event of Default (at all times)	--	--	Yes No
Liquidity Ratio	Greater than 1.75 to 1.00	_____:_____	Yes No

Performance Pricing		Applies
EBITDA for trailing six-month period ending at the end a month:
Equal to or less than -0-	8.00% per annum	Yes No
Greater than -0-	7.00% per annum	Yes No

The financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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CARDIOVASCULAR SYSTEMS, INC. By: Name: Title:
BANK USE ONLY

Received by: _____________________
AUTHORIZED SIGNER
Date: _________________________

Verified: ________________________
AUTHORIZED SIGNER
Date: _________________________

Compliance Status: Yes No

Exhibit 10.61

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:    ____________________

Liquidity Ratio (Section 6.9(a))

Required:    Greater than 1.25:1.00

Actual:

A.	Borrower’s unrestricted cash (and Cash Equivalents) held with Bank and its Affiliates	$
B.	Borrower’s Net Accounts Receivable	$
C.	Outstanding Credit Extensions	$
D.	All sums owed in connection with Bank Services	$
E.	Sum of lines C and D	$
F.	Liquidity Ratio (the sum of line A plus line B, divided by line E)	___:___

Is line F greater than 1.25:1.00?

  No, not in compliance                          Yes, in compliance

Fixed Charge Coverage Ratio (Section 6.9(b))

Required:    Greater than 1.25:1.00

Actual:         ___: 1.00

A.	EBITDA for the 12 month period ending as of the measurement date.	$
B.	Capital Expenditures	$
C.	Cash taxes paid	$
D.
Dividends and distributions made (other than dividends or distributions payable in its stock, or split-ups or reclassifications of stock) for such period calculated on a consolidated basis for Borrower and its Subsidiaries
$
E.
Principal payments made on Indebtedness during and Interest Expense for such period (to the extent such Interest Expense is to be settled in cash) calculated on a consolidated basis for Borrower and its Subsidiaries
$
F.	Line A above minus line B, minus line C and minus line D.	$
G.	Line F above divided by line E above	___: 1.00

Is line H greater than 1.25:1.00?

  No, not in compliance                          Yes, in compliance